                                                                       EXHIBIT 8


                         DF CHINA PAPER TECHNOLOGY INC.


                              List of Subsidiaries


         A list of DF China Technology's significant subsidiaries is set forth below:

                                                     Country of
Name of subsidiary                                  incorporation      Proportion of ownership
------------------                                  -------------      -----------------------
Dransfield Paper (Hong Kong) Trading                  Hong Kong                 100%
   Limited
Guangzhou Dransfield Paper Ltd                        The PRC                   100%
Guangdong Dransfield Paper Ltd                        The PRC                   100%
Jiangsu Dransfield Paper Co Ltd                       The PRC                   100%



                                                                       Exhibit 8
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